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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): January 13, 1994



                         GROUND ROUND RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)



              New York                    1-6192                13-5637682

(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
           incorporation)                                 Identification Number)

 35 Braintree Hill Office Park, Braintree, Massachusetts         02184-9078
     (Address of Principal Executive Offices)                    (Zip Code)

      Registrant's telephone number, including area code:  (617) 380-3100





              This Current Report on Form 8-K consists of 6 pages.
                       The only exhibit begins on page 4.

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Ground Round Restaurants, Inc. (the "Registrant") and GRR Acquisition Corp. ("GRR Acquisition") announced on January 13, 1995 that effective that date, they, together with GRR, Inc., entered into a Termination Agreement dated January 13, 1995, to terminate the Merger Agreement, dated August 23, 1994 and amended November 16, 1994 (the "Merger Agreement"), among the Registrant, GRR Acquisition and GRR, Inc. and to abandon the merger contemplated thereby.

         The Registrant and GRR Acquisition will bear their own expenses incurred in connection with the proposed merger. The Registrant has incurred approximately $770,000 of merger-related expenses, which it will reflect in its financial results for the fiscal quarter ended January 1, 1995.


ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

     (c)     Exhibits
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             (2)   Termination Agreement dated January 13, 1995
                   among Ground Round Restaurants, Inc., GRR
                   Acquisition Corp. and GRR, Inc.  (Omits
                   Exhibit A, the agreed-upon form of press release, which the Registrant will file supplementally upon request by the Commission.)


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GROUND ROUND RESTAURANTS, INC.


Date:  January 23, 1995                 By    /s/ Michael R. Jorgensen
                                           ----------------------------------
                                                  Michael R. Jorgensen
                                        Senior Vice President and
                                        Chief Financial Officer





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